CONFIDENTIAL
Exhibit 10.1
***Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.
AMENDMENT NO. 1 TO DEVELOPMENT AND LICENSE AGREEMENT
               This Amendment No. 1 (the “Amendment”) dated March 3, 2008 (“Amendment Effective Date”) is entered into by and between Abbott Diabetes Care Inc., formerly known as TheraSense, Inc., (“ADC”) and Insulet Corporation (“Insulet”) to amend the Development and License Agreement entered into between TheraSense, Inc. (“Therasense”) and Insulet, effective as of January 23, 2002 (the “Agreement”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Agreement.
               WHEREAS, ADC and Insulet desire to amend the Agreement.
               NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Amendment and in the Agreement, ADC and Insulet hereby agree as follows:
     1.      The definitions set forth in Article I are amended as follows:
1.1	The definition of Affiliate at Section 1.1 is amended and restated as follows:

“Affiliate” means any corporation, company, partnership, joint venture and/or firm which controls, is controlled by or is under common control with a Party. For purposes of this Section 1.1, “control” shall mean (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares entitled to vote for the election of directors; and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities; provided that for purposes of this Agreement, TAP Pharmaceutical Products, Inc. and its subsidiaries shall not be considered an “Affiliate” of ADC. Unless agreed to in writing by the Parties, in no event shall a Competitor be an Affiliate.

1.2	The definition of Territory at Section 1.25 is amended and restated as follows:

“Territory” means the United States of America and Israel.

1.3	The definition of Therasense Patents at Section 1.30 is amended and restated as follows:

“TheraSense Patents” means the patents and patent applications set forth on Schedule A hereto, all continuations and divisions of such applications, all patents issuing from such applications, divisions and continuations, and any reissues, reexaminations and extensions of any such patents, and all foreign counterparts of such patents and patent applications in the Territory.

1.4	The following new definition is hereby added at Section 1.32:

“ADC” or “TheraSense” means Abbott Diabetes Care Inc., a Delaware corporation, formerly known as TheraSense, Inc.

1.5	The following new definition is hereby added at Section 1.33:

“Customer Service Event” means [***].

1.6	The following new definition is hereby added at Section 1.34:

“Discrete Blood Glucose Monitoring System” or “DBGM” means a blood glucose measurement device intended for single use diagnostic tests of blood glucose levels in humans. For the avoidance of doubt, DBGM does not include any form of continuous glucose monitoring system.

1.7	The following new definition is hereby added at Section 1.35:

[***].

1.8	The following new definition is hereby added at Section 1.36:

[***].
     2.      Section 2.11(a) is amended and restated in its entirety as follows:
          (a)      If ADC makes any modification, enhancement or upgrade to the FreeStyle Meter (hereinafter referred to as an “Improvement”), then, if ADC has the right to do so, ADC shall make such Improvement available to Insulet, and such Improvement shall be deemed to be part of the Technical Information for all purposes of this Agreement. ADC shall undertake commercially reasonable efforts to secure the rights necessary to make Improvements available to Insulet.
     3.      Section 7.1 is amended and restated in its entirety as follows:
          7.1 Term.      This Agreement shall remain in effect for a period of five years from the Amendment Effective Date or until terminated in accordance with the provisions of this Article VII (the “Initial Term”). At the end of the Initial Term, this Agreement shall automatically renew for subsequent one-year terms unless written notice of termination is given by either Party to the other Party at least [***] prior to the Agreement’s then-current expiration date.

     4.      New Section 7.7 is added as follows:
          7.7      Termination by Insulet. In the event that:
          (a) All or substantially all of the business of Insulet, and/or the Insulet infusion business line to which this Agreement relates, is acquired by any party other than ADC by merger, sale of assets or otherwise, then Insulet or the acquiring party shall have the right to terminate this Amendment, except for Paragraphs 1, 3, 6 and 7 of this Amendment, upon written notice to ADC within [***] of such acquisition.
          (b) ADC’s managed care access falls below the Managed Care Threshold, Insulet shall have the right to terminate this Amendment, except for Paragraphs 1, 3, 6 and 7 of this Amendment, upon [***] written notice to ADC. Managed Care Threshold will be measured by ADC at Insulet’s request, but not more frequently than [***]. Managed Care Threshold is determined as follows. [***].
For the avoidance of doubt, in the event of termination of this Amendment, ADC will have no further obligations under Section 9.3.
     5.      Section 8.1 is amended and restated as follows:
          8.1      Competing Systems. Commencing on the Amendment Effective Date and continuing through the Initial Term, Insulet agrees that it shall not, in the Territory, market, promote, offer for sale, sell or distribute a Product, including without limitation the OmniPod infusion pump system, with any DBGM other than an ADC DBGM.
     6.       Section 8.7 is amended and restated as follows:
          8.7      Notices. Any notice or other communication in connection with this Agreement must be in writing and by mail, certified, return receipt requested, by electronic facsimile transmission or courier service, and shall be effective when delivered to the addressee at the address listed below or such other address as the addressee shall have specified in a notice actually received by the address or.
If to ADC:
Abbott Diabetes Care, Inc.
1420 Harbor Bay Parkway, Suite 290
Alameda, CA 94502
Attention: Chief Executive Officer
If to Insulet:
Insulet Corporation
9 Oak Park Drive
Bedford, MA 01730
Attention: Chief Executive Officer

     7.      Section 8.15(b) is amended and restated as follows:
8.15(b) Subject to Section 8.15(a), if the Parties are unable to resolve a Dispute, the Dispute shall be settled by the alternative dispute resolution provisions set forth in Schedule C hereto.
     8.      New Article IX is added as follows:
          9.1      One Time Exclusivity Fee. In consideration of the exclusivity provided at Section 8.1, upon execution of this Amendment, ADC will make a one-time non-refundable agreement fee payment to Insulet in the amount of [***].
          9.2      Customer Service Training. During the period beginning upon the Amendment Effective Date and continuing through July 1, 2008, ADC will provide refresher training to Insulet employees and agents necessary for them to perform the Customer Service Event support as described in Exhibit B. Such training will include content agreed jointly by the parties, and will take place at a location to be agreed jointly by the parties, with each party paying their own expenses.
          9.3      Customer Service Event Payment. Commencing on July 1, 2008 and continuing through the Initial Term, ADC will pay Insulet, on a calendar quarterly basis, [***].
     9.      New Article X is added as follows:
          10.1     Audit. Insulet will maintain a record system through which ADC can determine [***]. Upon ADC’s written request, but no more than [***] per year during the period in which Insulet is required to maintain records of [***], Insulet will make such information available for inspection by ADC designated independent auditors upon [***] advance written notice and during regular business hours. If ADC’s designated independent auditors discover that Insulet has reported [***] in excess of those calculated by the audit, Insulet will refund to ADC the excess amounts paid by ADC within [***] of issuance of the audit report. If ADC’s designated independent auditors discover that Insulet has reported [***] that result in fees paid to Insulet that exceed [***] of the fees that would have resulted from [***], then Insulet shall also refund ADC’s reasonable and documented costs of such audit within [***] of issuance of the audit report.
     10.     Section 5.1 is amended and restated as follows:
          5.1      Patent License. TheraSense hereby grants to Insulet and its Affiliates a non-exclusive, fully paid, non-transferable (except as otherwise provided in Section 8.3), non-sublicensable license in the Territory under the TheraSense Patents for the sole and exclusive purpose of manufacturing, having manufactured, using, having used, importing, having imported, offering for sale, selling and having sold the Product in the Territory in conjunction with the Test Strips. The license granted pursuant to this Section 5.1 shall continue in effect until the earlier of the termination or expiration of this Agreement (and thereafter as provided in Article VII) or until the expiration of the last patent licensed to

Insulet hereunder. TheraSense shall retain all right, title and interest to TheraSense Patents, subject to the limited license granted to Insulet hereunder.
     11.     New Article XI is added as follows:
          11.1     ADC agrees that Insulet may use or connect a Remote Controller which includes an ADC DGBM to a continuous glucose monitoring system not developed or manufactured by ADC; provided, however, that this agreement by ADC does not and shall not include the granting of any license, express or implied, to any ADC Technology (formerly referred to as TheraSense Technology) to Insulet or to any third parties except as expressly set forth in Article V. For the avoidance of doubt, this agreement is not a license to any ADC intellectual property rights claiming, or directed to, a continuous glucose monitoring system or its method of use.
12.	Except as specifically modified or amended hereby, the Agreement shall remain in full force and effect, and as so modified or amended, is hereby approved. No provision of this Amendment may be modified or amended except expressly in a writing signed by both parties.
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IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by a duly authorized representative effective as of the date set forth above.

	Insulet Corporation		Abbott Diabetes Care Inc.

By:	/s/ Duane DeSisto	By:	/s/ Robert B. Hance

	Name: Duane DeSisto		Name: Robert B. Hance
	Title: CEO		Title: President

SCHEDULE B
Customer Service Event
[***]

SCHEDULE C
Alternative Dispute Resolution
          The parties recognize that from time to time a dispute may arise relating to either party’s rights or obligations under this Agreement. The parties agree that any such dispute shall be resolved by the Alternative Dispute Resolution (“ADR”) provisions set forth in this Exhibit, the result of which shall be binding upon the parties, except the parties further agree that either party can seek preliminary relief in a court of competent jurisdiction if the party believes in good faith that irreparable harm will occur.
          To begin the ADR process, a party first must send written notice of the dispute to the other party [***]. If the matter has not been resolved within [***] of the notice of dispute, [***], either party may initiate an ADR proceeding as provided herein. The parties shall have the right to be represented by counsel in such a proceeding.
          1.      To begin an ADR proceeding, a party shall provide written notice to the other party of the issues to be resolved by ADR. [***], the other party may, by written notice to the party initiating the ADR, add additional issues to be resolved within the same ADR.
          2.      Within [***], the parties shall select a mutually acceptable independent, impartial and conflicts-free neutral to preside in the resolution of any disputes in this ADR proceeding. If the parties are unable to agree on a mutually acceptable neutral within such period, each party will select one independent, impartial and conflicts-free neutral and those two neutrals will select a third independent, impartial and conflicts-free neutral within [***] thereafter. None of the neutrals selected may be [***].
          3.      [***] after selection, the neutral(s) shall hold a hearing to resolve each of the issues identified by the parties. The ADR proceeding shall take place [***].
          4.      At least [***], each party shall submit the following to the other party and the neutral(s):
                    [***].
                    The arbitrator shall determine what discovery will be permitted, consistent with the goal of limiting the cost and time which the Parties must expend for discovery; provided the arbitrator shall permit such discovery as it deems necessary to permit an equitable resolution of the Dispute.
          5.      The hearing shall be conducted [***] and shall be governed by the following rules:
                    [***].
          6.      [***].

          7.      The neutral(s) shall rule on each disputed issue within [***] following completion of the hearing. [***].
          8.      The neutral(s) shall be paid a reasonable fee plus expenses. These fees and expenses, along with the reasonable legal fees and expenses of the prevailing party (including all expert witness fees and expenses), the fees and expenses of a court reporter, and any expenses for a hearing room, shall be paid as follows:
                    [***].
          9.      The rulings of the neutral(s) and the allocation of fees and expenses shall be binding, non-reviewable, and non-appealable, and may be entered as a final judgment in any court having jurisdiction.
          10.     Except as provided in paragraph 9 or as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings, and briefs), and the rulings shall be deemed Confidential Information. The neutral(s) shall have the authority to impose sanctions for unauthorized disclosure of Confidential Information.
          11.     All ADR hearings shall be conducted in the English language.